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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2000 except for Note
20 for which the date is March 1, 2000 relating to the financial statements and financial statement schedule which appear in Boston Properties' Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP


November 30, 2000